STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 10/15/1996
                                                         960299517 - 2675076

                            Certificate Of Incorporation

                      ASHLEY CAPITAL MANAGEMENT, INCORPORATED

                            A Delaware Stock Corporation

                                    Article I

The name of the corporation is:  Ashley Capital Management, Incorporated

                                    Article II

This Corporation is formed to serve as general partner or managing member of limited partnerships or limited liability companies, and also provide asset management services; and, also for all other lawful business acts, purposes, and activities available to a Delaware corporation.

                                    Article III

The method of the election of the Board of Directors will be determined by the shareholders in the By-Laws of the Corporation. This Corporation may engage in activity outside the Stae of Delaware for any purpose.

                                    Article IV

The Corporation shall have, and there shall be authorized for issue, one thousand (1,000) shares of a single class of no par value common stock.

                                    Article V

The Registered Office and Agent of the Corporation shall be Corporate Systems, Inc., 101 North Fairfield Drive, Dover, Kent County, Delaware 19901 for service of process and all other matters.

                                    Article VI

The initial incorporator shall be Shira Del Pacult, 2990 W. 120, Fremont, Indiana 46737.

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the state of Delaware, do make, file and record this Certificate and do certify that the facts herein stated are true, and I have, accordingly, hereunto set my hand this 15th day of October, 1996.


                                           s/ Shira Del Pacult
                                           Shira Del Pacult